AmVestors Financial Certificate of Common Stock (FRONT SIDE)

At the top of the certificate is a 11.5 inch by 1.125 inch bar printed in ink color PMS 2945 with reversed geometric design

The left and right corners .125 inch below the above described color bar contain:
"common stock number" with a box containing "AV- ". The box on the left printed in standard sans-serif type are the words "TRANSFERABLE IN THE CITY OF ST. LOUIS, MISSOURI AND NEW YORK, NEW YORK" printed beneath it. The right hand box has "SEE REVERSE SIDE FOR CERTAIN DEFINITIONS" printed beneath it also printed in standard sans-serif type.

1.5 inches from the top of the certificate and beginning 4.5 inches from the left edge is AmVestors Financial Corporations' logo consisting of:
AmVestors Financial Corporation typed in goudy type style with a stylized rendition of an eagles' profile printed in ink color PMS 2945 centered in the goudy type. Under the logo is an all caps line consisting of "INCORPORATED UNDER THE LAWS OF THE STATE OF KANSAS" printed in a standard sans-serif type style.

3 inches from the top of the certificate and .5 inch from the left edge is a black and white drawing of a man and woman with the man pointing forward.

2.5 inches from the top and 3.5 inches from the left edge is a box printed in ink color PMS 2945 with a cross hatched screen inside with contains the words

"This Certifies That" in script type 1.125 inches below are the words "Is the

Owner of" also in script type. On the far right side of this box are "CUSIP and numbers" Printed beneath the box are the words "FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, NO PAR VALUE, OF" printed in a standard sans-serif type style

.125 inch below the above box are the words "CERTIFICATE OF STOCK" printed in ink color PMS 2945 screen behind the following:

Printed 4.75 inches from top of certificate and beginning 6.25 inches from left edge in Bold Sans-Serif type are the words "AMVESTORS FINANCIAL CORPORATION", beneath this are the words "TRANSFERABLE ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON, OR BY DULY AUTHORIZED ATTORNEY UPON THE SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS

NOT VALID UNTIL COUNTERSIGNED AND REGISTERED BY THE TRANSFER AGENT AND REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.
DATED:" all printed in script type.
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5 inches from the top of the certificate and .625 inch from the left edge is the company's round seal which is 1.5 inches in diameter and includes the following wording: "AMVESTORS FINANCIAL CORPORATION, KANSAS" printed in a circle on the outside of the words "Corporate SEAL 1986".
To the left of the seal are "AMVESTORS FINANCIAL CORPORATION" in bold sans-serif type with the facsimile signatures of the Chairman and Secretary of the Corporation with those titles printed beneath the signatures in sans-serif type. To the left of these signatures is the wording "COUNTERSIGNED AND REGISTERED:" in sans-serif type followed by the words "BOATMAN'S TRUST COMPANY, (ST. LOUIS MISSOURI) and "TRANSFER AGENT AND REGISTRAR" also in sans-serif type.

6.25 inches below the top of the certificate and 8.25 inches from the left edge are the words "BY" printed in sans-serif type.

6.5 inches below the top of the certificate and 10.625 inches from the left edge are the words "AUTHORIZED OFFICER" printed in sans-serif type.

6.625 inches from top edge of certificate is a 11.5 inch by 1.125 inch bar printed in ink color PMS 2945 which is a copy of the bar at top.

A copyright symbol and the words "NORTHERN BANK NOTE COMPANY" is centered on the bottom line of the certificate.
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AmVestors Financial Certificate of Common Stock (BACK SIDE)

The back side descriptions will be in order of printing from top to bottom. The certificate is printed horizontally on the back side running left to right on the short grain.

"AMVESTORS FINANCIAL CORPORATION" printed in a bold serif type style is centered at the top of the certificate back.

The following is all printed in a standard sans-serif type style:

         "The corporation will furnish without charge to each stockholder who so requests the powers, designations preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Secretary of the Corporation."

"The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.
TEN COM - as tenants in common
TENENT - As tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT- (LINE) Custodian (LINE)
                  (Cust)         (Minor)
under Uniform Gifts to Minors Act

  (Line)
  (State)
Additional abbreviations may also be used though not in the above list.

For Value Received,         (Line)       hereby sell, assign and transfer
unto
PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE
(BOX)(LINE)

(LINE)
(Please print or typewrite name and address, including zip code, of assignee)

(LINE)

(LINE)

(LINE)Shares of Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint.

(LINE)

(LINE) Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in he premises.

Dated, (LINE)

X in large bold type (LINE)

Notice: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. (ARROW)

X in large bold type (LINE)

(BOX)containing "Signature(s) must be guaranteed by a qualified Medallion Guarantee member."